UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2026

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name and former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On April 21, 2026, Riot Platforms, Inc. (the “Company”) entered into a second amended and restated credit agreement (the “Second Amended and Restated Credit Agreement”) by and between the Company, as the borrower, and Coinbase Credit, Inc., as lender, collateral agent, and administrative agent (the “Lender” and together with the Company, the “Parties”). The Second Amended and Restated Credit Agreement replaces in its entirety the existing amended and restated credit agreement, dated as of May 19, 2025, between the Company and the Lender (the “Existing Credit Agreement”), which amended and restated the Company’s original credit agreement with the Lender, dated as of April 22, 2025. All capitalized terms used but not defined herein have the meanings ascribed to them in the Second Amended and Restated Credit Agreement.

The Second Amended and Restated Credit Agreement continues the Company’s multiple draw down secured term loan facility in an aggregate principal amount of up to $200 million (the “Loan”) and amends the Existing Credit Agreement, among other things, to change the rate per annum at which interest accrues on the Loan from a floating rate to a fixed rate and to extend the maturity of the Loan. The Loan matures on the date that is 364 days after the Original Maturity Date (the “Initial Final Maturity Date”). The Company may request, no later than ninety (90) days prior to the Initial Final Maturity Date, that the Final Maturity Date be extended by an additional 364 days, subject to the consent of the Lender.

The Company’s obligations under the Second Amended and Restated Credit Agreement continue to be secured by a pledge of the Company’s financial assets, including bitcoin, USDC and cash, held in the custody of Coinbase Custody Trust Company, LLC. The Second Amended and Restated Credit Agreement includes representations, warranties, covenants, events of default and other customary provisions for a secured term loan facility of this type.

The foregoing description of the Second Amended and Restated Credit Agreement, together with the description above of certain terms of the Second Amended and Restated Credit Agreement, is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d)Exhibits.

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
10.1 *†	Second Amended and Restated Credit Agreement, dated as of April 21, 2026, between Riot Platforms, Inc. and Coinbase Credit, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

† Certain schedules and appendices have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Jason Chung
Name:	Jason Chung
Title:	Chief Financial Officer

Date: April 27, 2026